SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    QNB CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]
                                                       Proxy Statement
                                                       April 2, 1999

[LOGO]                                                             P.O. Box 9005
                                                       Quakertown, PA 18951-9005
                                                              TEL (215) 538-5600
                                                              FAX (215) 538-5765

April 2, 1999

Dear Shareholder:


The 1999 Annual Meeting of Shareholders of QNB Corp. (QNB) will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania, on Tuesday, May 4, 1999, at 11:00 a.m. Notice of the annual meeting, QNB's proxy statement, proxy card and 1998 annual report are enclosed.

At this year's annual meeting, you are being asked to elect three (3) Directors. This proposal is fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE CANDIDATES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL THREE CANDIDATES.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please complete, date and sign the enclosed proxy card and return it in the envelope provided.

If you have any questions, please contact our Assistant Corporate Secretary, L. Jane Mann, at (215) 538-5600, extension 5670.

Thank you for your cooperation and continuing support.

Sincerely,

/s/ Thomas J. Bisko
-------------------------------
Thomas J. Bisko
President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  OF QNB CORP.

                          ----------------------------

                            TO BE HELD ON MAY 4, 1999



     Notice is hereby given that the 1999 Annual Meeting of Shareholders of QNB Corp. (QNB) will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 4, 1999 at 11:00 a.m., local time, for the following purposes:

     (1) To elect three (3) Directors; and

     (2) To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 23, 1999 as the record date for the purpose of determining those shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the meeting.

     All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to mark, date, sign and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to their being voted, proxies are revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement or by voting at the meeting in person. If you attend the annual meeting, you may withdraw your proxy before it is voted and then vote your shares in person.


By Order of the Board of Directors,


/s/ Charles M. Meredith, III
-------------------------------------
Charles M. Meredith, III
Secretary

                                    QNB Corp.
                              10 North Third Street
                                  P.O. Box 9005
                         Quakertown, Pennsylvania 18951
                                 (215) 538-5600

                              ---------------------

                                 PROXY STATEMENT


                1999 ANNUAL MEETING OF SHAREHOLDERS - MAY 4, 1999

     This proxy statement is being furnished to holders of the common stock, par value $1.25 per share, of QNB Corp. (QNB) in connection with the solicitation of proxies by the Board of Directors of QNB for use at the 1999 Annual Meeting of Shareholders. The annual meeting will be held at the offices of The Quakertown National Bank (the Bank), at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 4, 1999.

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the Notice of Annual Meeting attached hereto. As to other business, if any, that may properly come before the annual meeting, properly executed proxies in the form enclosed will be voted in accordance with the judgment of the person or persons voting the proxy.

     The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB's common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally or by telephone, without additional compensation.

     These proxy materials are first being mailed to shareholders on or about April 2, 1999.


Date, Time and Place of Meeting

     The annual meeting will be held on May 4, 1999 at 11:00 a.m., local time, at the offices of the Bank at 320 West Broad Street, Quakertown, Pennsylvania 18951.


Outstanding Securities; Quorum; Voting Rights; and Record Date

     The close of business on March 23, 1999 has been fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on that date, QNB had issued and outstanding 1,435,678 shares of common stock.

     Holders of the common stock are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the annual meeting.

Solicitation of Proxies

     Proxies in the form enclosed with this proxy statement are being solicited by the Board of Directors.

Voting and Revocability of Proxies

     Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of the nominees of QNB's Board of Directors. It is not anticipated that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted in the discretion of the proxy holders as to such matters.

     A holder of shares of common stock who executes and returns a proxy has the power to revoke it at any time before it is exercised by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at the address indicated above, either a written instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 23, 1999, the number of shares of common stock, par value $1.25 per share, beneficially owned by each current Director and nominee, by each executive officer, and by all Directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually. The address for each such person is 320 West Broad Street, Quakertown, Pennsylvania 18951.

                                                     Number of Shares          Percentage of
Name of Beneficial Owner                               Owned (1)(2)               Class (3)
------------------------                             ----------------           ------------
Norman L. Baringer, Director                             6,000(4)                    *

Thomas J. Bisko, Director                               15,485(5)                  1.05%
   President/Chief Executive Officer

Kenneth F. Brown, Jr., Director                         40,952(6)                  2.78%

Dennis Helf, Director                                    6,996(7)                    *

Donald T. Knauss, Director                              53,236(8)                  3.61%

Bret H. Krevolin, Senior Vice President                  8,632(9)                    *
   Chief Financial Officer (Bank)
   Chief Accounting Officer (Corp.)

Bryan S. Lebo, Senior Vice President of                  6,563(10)                   *
   Lending (Bank)

G. Arden Link, Director (Bank)                           2,500(11)                   *

Charles M. Meredith III, Director                       41,300(12)                 2.80%

Gary S. Parzych, Director                                3,550(13)                   *

Henry L. Rosenberger, Director                          13,700(14)                   *

Mary Ann Smith, Senior Vice President of                 9,951(15)                   *
   Operations (Bank)

Edgar L. Stauffer, Director                             40,828(16)                 2.77%

Robert C. Werner, Executive Vice President              10,025(17)                   *
   Chief Operating Officer (Bank)
   Vice President (Corp.)

Existing Directors, Nominees
   & Executive Officers
   as a Group (14 persons)                             259,718                    17.63%

----------------------

*  Less than 1.00%

 (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities that the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

 (2)  Includes 37,200 immediately exercisable options.

 (3)  Numbers are rounded-off to the nearest one-hundredth percent.

 (4) Includes 3,348 shares owned jointly by Mr. Baringer with his wife, Nancy, and 950 shares held in her individual capacity.

 (5) Includes 5,657 shares owned jointly by Mr. Bisko with his wife, Barbara; 20 shares held of record by Mr. Bisko's daughter, as to which Mr. Bisko has the sole voting and dispositive power; and 8,000 exercisable options awarded under the Stock Incentive Plan.

 (6)  Includes 40,152 shares owned jointly by Mr. Brown with his wife, Pamela.

 (7)  Includes 6,196 shares owned jointly by Mr. Helf with his wife, Mary.

 (8)  Includes 8,964 shares owned by Mr. Knauss's wife, Ruth.

 (9) Includes 1,018 shares owned jointly by Mr. Krevolin with his wife, Susan and 7,600 exercisable options awarded under the Stock Incentive Plan.

(10) Includes 300 shares owned jointly by Mr. Lebo with his wife, Elaine and 6,200 exercisable options awarded under the Stock Incentive Plan.

(11)  Includes 167 shares owned jointly by Mr. Link with his wife, Dorothy.

(12) Includes 5,292 shares owned jointly by Mr. Meredith with his wife, Elizabeth; 2,396 shares held in her individual capacity; and 4,200 shares held of record by Franklin & Meredith, Inc.

(13) Includes 1,000 shares owned by Mr. Parzych's wife, Karen and 1,000 shares held of record by Eugene T. Parzych, Inc.

(14) Includes 6,300 shares held of record by Rosenberger Companies Ltd., and 3,100 shares owned by Rosenberger Cold Storage, Inc. Profit Sharing Trust.

(15) Includes 812 shares owned jointly by Ms. Smith with her husband, Randall; 208 shares held of record by Ms. Smith's children, as to which Ms. Smith has the sole voting and dispositive power; and 7,600 exercisable options awarded under the Stock Incentive Plan.

(16) Includes 29,296 shares owned jointly by Mr. Stauffer with his wife, Mary Blake and 300 shares held in her individual capacity.

(17) Includes 2,148 shares owned jointly by Mr. Werner with his wife, Judith, and 7,800 exercisable options awarded under the Stock Incentive Plan.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     On March 23, 1999, 1,435,678 shares of common stock, par value $1.25 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to the management of QNB to be the beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of at least five percent (5%) of QNB's common stock outstanding as of March 23, 1999:



Name and Address of               Number of Shares           Percentage of
Beneficial Owner                      Owned (1)                 Class (2)
-------------------               ----------------           ------------
James C. Ebbert                      117,628 (3)                  8.19%
303 Edgemont Avenue
Quakertown, PA  18951

-----------------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Numbers are rounded off to the nearest one-hundredth percent.

(3)  Includes 117,628 shares owned jointly by Mr. Ebbert with his wife, Martha.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS


The Board of Directors

     The Articles of Incorporation of QNB and QNB's By-Laws provide that the Board of Directors shall consist of nine members and shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The three Directors currently constituting Class II have been nominated for re-election at the annual meeting. Directors in Class III and Class I will hold office until the 2000 and 2001 annual meetings, respectively.


The Nominees

     At the annual meeting, three directors are to be elected. Each director so elected will hold office until the Annual Meeting of Shareholders is held in 2002 and until his successor in office shall be duly qualified and elected.

     To the extent given discretion, the persons named in the accompanying proxy intend to vote to elect each of the nominees listed below. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as may be recommended by the Board of Directors. The Board of Directors does not have a Nominating Committee.

     Set forth below, with respect to each nominee for Director, is his name, age, the time period served as a Director and his principal occupation(s) or employment and business affiliation(s) at present and during the last five years.

Voting Requirements

     The three (3) directors are required to be elected by the affirmative vote of a majority of the outstanding shares. Votes may be cast in favor or withheld for any or all of the nominees.

     Abstentions and broker non-votes will neither be counted for nor against a nominee, but the shares represented by such abstention or broker non-vote will be considered present at the annual meeting for quorum purposes.


                                 RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

NOMINEES FOR THREE YEAR TERM EXPIRING IN 2002 (Class II Directors)

       Kenneth F. Brown, Jr.
       Age 43; President, McAdoo & Allen, Inc. (manufacturing), Quakertown, PA from September 1989 to present; Executive Vice President, McAdoo & Allen, Inc. from April 1976 to August 1989; a Director of QNB since 1993.

       Henry L. Rosenberger
       Age 53; President of Rosenberger Companies, Ltd. from 1998 to present. Chairman/CEO, Rosenberger's Cold Storage, Inc. (refrigerated storage), Hatfield, PA from 1996 to 1998; President, Rosenberger's Cold Storage, Inc. from June 1981 to 1996; Chairman/CEO, Rosenberger's Cold Transport, Inc. (refrigerated trucks) from 1996 to 1998; President, Rosenberger's Cold Transport, Inc. from October 1984 to 1996; President, Dock Woods Community, Inc. (retirement community) from January 1988 to present; a Director of QNB since 1984.

       Edgar L. Stauffer
       Age 61; Co-Owner, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA from August 1959 to present; Co-Owner, H. Texier Glove Corporation, Inc. from September 1983 to present; a Director of the Bank since 1983 and a Director of QNB since 1984.

Continuing Directors Serving Until 2000 (Class III Directors)

       Dennis Helf
       Age 52; Private Investment Advisor from 1995 to present; Partner, Grim Biehn Thatcher & Helf from 1980 to December 1995; a Director of the Bank since January 1996; a Director of QNB since May 1997.

       Donald T. Knauss
       Age 73; Secretary of QNB from 1984 to April 1994; Secretary of the Bank from 1968 to April 1994; Retired, E.W. Knauss & Son, Inc. (meat processing), Quakertown, PA; Chairman of the Board, E.W. Knauss & Son, Inc. from 1986 to 1996; a Director of the Bank since 1954 and a Director of QNB since 1984.

       Thomas J. Bisko
       Age 51; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of QNB from February 1986 to present; President of QNB from May 1986 to present; a Director of QNB since 1985.

Continuing Directors Serving Until 2001 (Class I Directors)

       Gary S. Parzych
       Age 43; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA from 1980 to present; President, Finland Leasing Company, Inc. from June 1986 to present; Director, Quakertown Community School Board from January 1987 to present; a Director of QNB since 1995.

       Norman L. Baringer
       Age 68; Retired, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, PA; President, Baringer Assoc. Inc. from 1985 to 1995; a Director of QNB since 1992.

       Charles M. Meredith, III
       Age 63; Secretary of QNB and the Bank from April 1994 to present; Co-Owner, Franklin & Meredith Inc., Quakertown, PA; a Director of the Bank since 1968 and a Director of QNB since 1984.

                   THE BOARDS OF DIRECTORS OF QNB AND THE BANK


     Each current director of QNB is also a current member of the Bank's Board of Directors. G. Arden Link is a member of the Board of Directors of the Bank only.

     The Board of Directors of QNB met 11 times in 1998. The Board of Directors of the Bank met a total of 26 times during such period. All current Directors attended at least 75 percent (75%) of the aggregate number of all meetings of the Board(s) of Directors of the Bank and QNB.

     Set forth below is information concerning the standing committees of the Board of Directors of QNB.

     Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in the By-Laws of QNB. The Executive Committee did not meet in 1998. The members of the Executive Committee are Messrs. Bisko, Knauss, Meredith and Stauffer.

     Compensation Committee. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of management of QNB. The Compensation Committee met twice in 1998. The members of the Compensation Committee are Messrs. Knauss, Meredith, Rosenberger, and Stauffer.

     Audit Committee. The Audit Committee recommends the engagement and discharge of the independent certified public accountants, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by state and federal bank regulatory examiners are reviewed by the Audit Committee. The Audit Committee of QNB did not meet in 1998. The Bank also has a standing Audit Committee which performs the same functions as QNB's Audit Committee. The members of QNB's and the Bank's Audit Committee are Messrs. Baringer, Brown, Helf, Knauss, Link, Meredith, Parzych, Rosenberger, and Stauffer. The Audit Committee of the Bank met three times in 1998.

     Compensation of the Board of Directors. Each Director of QNB is also a member of the Board of Directors of the Bank. During 1998 each Director received a fee of $400 for each Board meeting attended. Directors are not reimbursed for Board meetings of QNB. Members of the committees of the Board of Directors also received $200 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. Directors who are salaried officers of QNB or the Bank do not receive fees for their services as a director.

                 MANAGEMENT INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The membership of the committee consists solely of outside directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     Since the formation of QNB, none of its executive officers have received any separate compensation from QNB. Thomas J. Bisko, Robert C. Werner, and Bret
H. Krevolin are the only executive officers of QNB that are also executive officers of the Bank. The following information is furnished concerning the chief executive officer and the executive officers of QNB or the Bank whose aggregate remuneration from the Bank exceeded $100,000 during the fiscal year ended December 31, 1998:

                                                                             Long Term
                                                                             Compensa-         All Other
                                               Salary          Bonus       tion/Options        Compensa-
Name                             Year           ($)             ($)             (#)             tion ($)
----                             ----         --------        -------      ------------        ----------
Thomas J. Bisko                  1998         $180,284        $18,028       1600 Shares        $20,682(1)
President and                    1997         $176,576        $17,658       1600 Shares        $20,868(1)
Chief Executive Officer          1996         $171,600        $ 1,716       1600 Shares        $19,847(1)

Robert C. Werner                 1998         $117,548        $11,755       1600 Shares         $9,436(2)
Executive Vice President         1997         $113,027        $11,302       1600 Shares         $9,129(2)
Chief Operating Officer          1996         $108,160        $ 1,081       1600 Shares         $8,653(2)

Bryan S. Lebo                    1998          $95,624        $ 9,562       1600 Shares         $7,676(3)
Senior Vice President            1997          $91,936        $ 9,194       1600 Shares         $7,425(3)
Senior Lending Officer           1996          $88,400        $   884       1600 Shares         $7,072(3)

Bret H. Krevolin                 1998          $94,389        $ 9,439       1600 Shares         $7,572(4)
Senior Vice President            1997          $90,325        $ 9,033       1600 Shares         $7,293(4)
Chief Financial Officer          1996          $83,307          $ 833       1600 Shares         $6,665(4)

---------------------

(1) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $12,270, $12,800 and $12,000 for Mr. Bisko for 1998, 1997, and
     1996, respectively.

(2) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $9,405, $9,129 and $8,653 for Mr. Werner for 1998, 1997, and 1996,
     respectively.

(3) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $7,651, $7,425 and $7,072 for Mr. Lebo for 1998, 1997, and 1996,
     respectively.

(4) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $7,553, $7,293 and $6,665 for Mr. Krevolin for 1998, 1997, and
     1996, respectively.

Stock Option Grants for 1998

     The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, Mr. Lebo and Mr. Krevolin for fiscal 1998.

                      OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                   Potential
                                                                                                Realizable Value
                                                % of Total                                         At Assumed
                                                 Options         Exercise                        Annual Rates of
                                   Options      Granted To       Or Base                       Stock Appreciation
                                   Granted       Employees        Price       Expiration      For Option Term (2)
Name                                 (#)       In Fiscal Year   ($/Share)        Date            5%           10%
----                               -------     --------------    ---------    -----------      --------     -------
Thomas J. Bisko                     1600           10.8%         $37.00       01/12/2009      $37,232      $94,352
  President
  Chief Executive Officer

Robert C. Werner                    1600           10.8%         $37.00       01/12/2009      $37,232      $94,352
  Executive Vice President
  Chief Operating Officer

Bryan S. Lebo                       1600           10.8%         $37.00       01/12/2009      $37,232      $94,352
  Senior Vice President
  Of Lending

Bret H. Krevolin                    1600           10.8%         $37.00       01/12/2009      $37,232      $94,352
  Senior Vice President
  Chief Financial Officer

------------------------
(1) All options granted were qualified stock options pursuant to the 1998 Stock Option Plan. The options granted vest and become exercisable after the third anniversary of their grant date.

(2) In order to realize the potential value of the stock options, QNB's common stock would be approximately $60.27 and $95.97 at a 5% and 10% appreciation rate, respectively.

Aggregate Option Exercises and Option Values

     The following table provides information as to stock options exercised by Mr. Bisko, Mr. Werner, Mr. Lebo and Mr. Krevolin in 1998 and the value of stock options held by each officer at year-end 1998 measured in terms of the $39.00 closing price (average of the bid and asked price) of QNB's common stock on December 31, 1998. All stock options are immediately exercisable.

              AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                                           Value of
                                                                        Number of         Unexercised
                                     Shares           Aggregate        Unexercised       In-the-Money
                                  Acquired On           Value          Options at         Options at
Name                              Exercise (#)        Realized          12/31/98           12/31/98
----                              -----------         --------         ------------       -----------
Thomas J. Bisko                         0             $     0             8,000            $94,400

Robert C. Werner                      700             $13,650             6,900            $74,100

Bryan S. Lebo                           0             $     0             4,600            $32,500

Bret H. Krevolin                      500             $ 9,750             6,500            $67,450

Employment Agreements

     On September 2, 1986, QNB and Mr. Bisko entered into an employment agreement for a term of 27 years, commencing immediately and terminating on December 31, 2013; provided however, that such employment agreement may be terminated by either party upon five years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of the outstanding common stock of QNB), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to five times his then current base salary. If Mr. Bisko were terminated at minimum base salary of $182,628 as of January 1, 1999, he would be entitled to receive a maximum lump sum payment equal to $913,140. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquiror who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB.


Board Compensation Committee Report on Executive Compensation

     The Board of Directors of QNB is responsible for the governance of QNB and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of QNB's shareholders, customers and the communities served by QNB and its subsidiary. To accomplish the strategic goals and objectives of QNB, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish QNB's strategic mission.

     The fundamental philosophy of QNB's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a compensation committee comprised of four outside directors who are listed below. The objective of the committee is to establish a fair compensation policy to govern all employee's salaries to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of QNB, the results of which may include improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares. While general guidelines are provided for all employees, the compensation committee makes specific recommendations for Mr. Bisko.

     Mr. Bisko's compensation is reviewed and approved annually by the Board of Directors. As a guideline for review in determining Mr. Bisko's base salary, the committee primarily uses information provided by the Larry Webber survey of Pennsylvania financial institutions operating within QNB's general market area. The compensation committee focuses on the survey data for financial institutions ranging from $300 million to $499 million operating in Southeastern Pennsylvania. This survey includes however, banks with assets of $13 million to $36 billion and is different than the peer group utilized for the performance graph. The peer group on the performance graph includes 141 bank holding companies and banks listed on NASDAQ operating in the Mid-Atlantic market. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation

     Mr. Bisko's base salary is $182,628 for 1999, subject to an annual review and adjustment, based upon the Social Security cost of living increase. Mr. Bisko's base pay is to be determined annually by the compensation committee. In addition, Mr. Bisko has a five-year compensation agreement whereby he is eligible to receive a cash bonus equivalent to ten percent (10%) of his salary each year over the five-year term of the agreement provided certain financial goals are achieved. The goals are based on QNB increasing its earnings per share by a compounded ten percent (10%) per year. The earnings per share growth amounts are based on levels achieved in 1996, the base year of the plan. In addition to the annual bonus, Mr. Bisko is also eligible to receive in the fifth year of the plan an additional ten percent (10%) bonus for every year that corporate goals were met over the term of the agreement, provided the fifth year target is met. Mr. Bisko shall also be reimbursed for all reasonable and necessary expenses related to his duties.

     The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a Salary Continuation Agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforced only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy.

     The Bank provides Mr. Bisko with a membership to a country club. Mr. Bisko is reimbursed for the cost of all business related meals at the club. Mr. Bisko is not reimbursed for any personal meals at the country club.

This report is submitted by the Compensation Committee

Edgar L. Stauffer, Chairperson; Donald T. Knauss, Henry L. Rosenberger, Charles M. Meredith, III


                              STOCK INCENTIVE PLAN

     QNB maintains the 1988 Stock Incentive Plan. This plan is administered by the compensation committee of QNB's Board of Directors, which consists of three or more persons to be selected by the Board of Directors. The committee determines, among other things, the employees to whom awards are granted, the type of awards, and the amount, size, timing and terms of such awards.

     Participation in the plan is limited to those full-time officers and other key executive employees of QNB or the Bank who are in positions where their decisions, actions, and counsel have a significant impact upon the profitability and success of QNB. Directors of QNB who are not otherwise full-time officers or employees of QNB are not eligible to participate in the plan. At present, an aggregate of 15,406 shares of common stock have been issued pursuant to options granted under the plan. The 1988 Stock Incentive Plan expired on February 23, 1998. No additional shares may be granted under this plan.

     At QNB's 1998 annual meeting, the shareholders approved the 1998 Stock Incentive Plan (the 1998 Plan). The 1998 Plan, administered by the Board of Directors or a committee of two or more members of the Board, authorizes the issuance of 100,000 shares. The awards may be made in the form of either (i) qualified options or (ii) non-qualified options. The exercise price of an option is the fair market value of QNB's common stock at the date of grant, as defined in the 1998 Plan. The time periods by which any option is exercisable is determined by the committee but shall not commence before the expiration of six months or continue beyond the expiration of ten years after the date the option is awarded. No options have been granted under the 1998 Plan as of December 31, 1998.


                          EMPLOYEE STOCK PURCHASE PLAN

     At QNB's 1996 annual meeting, the shareholders approved the Employee Stock Purchase Plan. This plan offers eligible employees an opportunity to purchase, from QNB, shares of common stock at a five percent (5%) discount from fair market value (as defined in the plan). The plan authorizes the issuance of 25,000 shares. The initial offering period of the plan commenced on December 1, 1996. As of March 23, 1999, 2,380 shares were issued under the plan.

                             STOCK PERFORMANCE GRAPH

     Set forth below is a performance graph comparing the yearly cumulative total shareholder return on QNB's common stock with (a) the yearly cumulative total shareholder return on stocks included in the NASDAQ Market Index, a broad market index, and (b) the yearly cumulative total shareholder return on the Media General Mid-Atlantic Bank Group, a group encompassing virtually all publicly traded banking companies in New York, New Jersey, Pennsylvania, Delaware, Maryland, and the District of Columbia (141 companies). All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.



           Comparison of Five Year Cumulative Total Shareholder Return
               QNB Corp., Mid-Atlantic Banks & NASDAQ Market Index


              In the printed version of the document, a line graph
               appears which depicits the following plot points:



                                              Period Ending
                           -----------------------------------------------------
Index                      12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
-----                      -------- -------- -------- -------- -------- --------
QNB Corp.                   100.00   109.21   152.63   176.32   178.95   205.26
NASDAQ - Total US           100.00    97.75   138.26   170.01   208.58   293.21
SNL Mid-Atlantic Bank Index 100.00    97.22   155.59   223.27   317.32   351.79

                            EXECUTIVE OFFICERS OF QNB

     The following list sets forth the names of the executive officers of QNB, and other significant employees, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.


Thomas J. Bisko
Age 51; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; President of QNB from May 1986 to present; Treasurer of QNB from February 1986 to present.

Robert C. Werner
Age 41; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993; Vice President of QNB from October 1988 to present.

Bret H. Krevolin
Age 36; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to present; Chief Accounting Officer of QNB from January 1992 to present; Vice President/Controller of the Bank from August 1989 to December 1994.

Bryan S. Lebo
Age 42; Senior Vice President/Senior Lending Officer of the Bank from January 1995 to present; Executive Vice President of Lehigh Valley Bank from 1992 to 1994.

Mary Ann Smith
Age 45; Senior Vice President/Chief Information Officer of the Bank from January 1995 to present; Vice President/Operations of the Bank from January 1988 to December 1994.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Certain of the directors and executive officers of QNB and/or their affiliates have loans outstanding from the Bank. All such loans were made in the ordinary course of the Bank's business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons; and, in the opinion of management, do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 1998, $6,552,000 in loans were outstanding to directors, principal officers, and their affiliates.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS

     Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of QNB, not less than fourteen (14) days or more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of QNB not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of QNB that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of QNB owned by the notifying shareholder. Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

     Any shareholder proposal for the 2000 annual meeting must be submitted, in writing, to the Secretary of QNB in accordance with the proxy rules of the Securities and Exchange Commission prior to December 4, 1999. Any shareholder proposal not submitted in accordance with the foregoing may be disregarded by the Chairman at the annual meeting.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than ten percent (10%) of QNB's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) owners are required by Securities and Exchange Commission regulations to furnish QNB with copies of all Section 16(a) forms they file.

     To the Board of Directors' knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for Edgar L. Stauffer who filed one form late reporting two transactions.


                                  OTHER MATTERS

     Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.


By Order of the Board of Directors,




/s/ Charles M. Meredith, III
-------------------------------------
Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 2, 1999

                                 REVOCABLE PROXY

                                    QNB Corp.

     [X] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 1999



     The undersigned hereby appoints J. Clair Hershey, Philip D. Miller, and Daniel W. Schantz, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of QNB Corp. common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, PA at 11:00 a.m. on Tuesday, May 4, 1999, and at any and all adjournments of the meeting.

1. The election as directors of all nominees listed (except as marked to the contrary), for three-year terms.

                 Kenneth F. Brown, Jr.       Henry L. Rosenberger
                                Edgar L. Stauffer

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee or nominee's name(s) in the space provided below.

--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.


     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED ABOVE.

                         Please be sure to sign and date
                          this Proxy in the box below.

                         ---------------------------------
                         /                               /
                         ---------------------------------

   Detach above card, sign, date and mail in postage paid envelope provided.

                                    QNB Corp.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the above signed be present and choose to vote at the meeting or at any adjournments or postponements of the meeting, and after notification to the Secretary of QNB at the meeting of the shareholder's decision to terminate this proxy, then the powers of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing written notice of revocation with the Secretary of QNB or by duly executing a proxy bearing a later date.

     The above signed acknowledges receipt from QNB, prior to the execution of this proxy, of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

     Please sign exactly as your name(s) appear(s) above. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If signer is a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY